                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Cytel Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]  No fee required.

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[ ]  Fee paid previously with preliminary materials.

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

                                CYTEL CORPORATION
                             3525 JOHN HOPKINS COURT
                               SAN DIEGO, CA 92121

To Our Stockholders:

         We have enclosed with this letter the proxy materials for our upcoming Annual Meeting, including detailed descriptions of two stock plan proposals and an option repricing proposal. We are asking for your approval of these proposals to allow us to attract, retain and motivate highly qualified employees, and by doing so, to enhance the value of the Company on behalf of all stockholders of the Company.

Proposed Option Repricing

         Although option programs are critical incentive tools, when stock prices fall, these programs can amplify the challenge of restoring stockholder values. Employees are demoralized by the loss of their expected profits, and retention value disappears. If stock prices drop well below exercise prices, employees who are not financially sophisticated will consider the options to be worthless - in spite of favorable long-term prospects for their companies.

         When companies experience a substantial decline in stock price, their Boards of Directors may be asked to reprice (i.e. lower the exercise prices of) employee stock options which have lost their near-term compensation value. On ______, 1998, the closing price of the Company's Common Stock was $___ per share. Of the Company's approximately 4,600,000 options outstanding under the Company's 1989 Stock Option Plan, over 900,000 options have an exercise price in excess of $6.00 per share and over 2,400,000 have an exercise price of $4.00 per share or higher. As a result, the exercise price that most Cytel employees would have to pay in order to exercise their stock options substantially exceeds the price at which anyone could buy stock in the market. We believe that such "out-of-the-money" stock options have little incentive value to employees and in fact undermine morale and motivation.

         In December 1996, the Board of Directors agreed at the request of the State of Wisconsin Investment Board, a major shareholder of the Company (the "Wisconsin Board"), not to reprice any options prior to December 1998 without prior stockholder approval. We are concerned that the Company may be at risk of losing employees because most of the outstanding stock options are not providing incentives to the Company's management team and other employees. After careful consideration of market conditions, employee turnover, employee morale and the challenges and opportunities facing the Company, the Board of Directors has determined that it is in the best interests of the stockholders of the Company to give employees the opportunity to consider replacing "underwater" stock options with options having an exercise price equal to the current fair market value of the stock. The decision to do so requires balancing two apparently conflicting points of view:

         - FOR EMPLOYEES repricing is viewed as a good thing. Repricing restores value to options which were offered as inducement to join the company and which have been earned by employees through vesting. A standardized repricing formula allows employees to decide for themselves whether to accept the terms of the repricing. Moreover, it alleviates the problem of deciding on new option grants which must be designed to meet each employee's individual option situation (i.e. depending on exercise prices and vesting status of previous grants, as well as eligibility for future grants). For management, repricing is inherently equitable; it is easy to implement without disrupting compensation administration, and it can quickly solve serious problems of employee motivation and retention.

         - FOR STOCKHOLDERS repricing is viewed as a bad thing: stockholders approve stock option programs on the basis that employees can participate in the upside valuation potential of the stock, if they accept the risk of receiving zero compensation when the upside does not materialize. Since stockholders do not receive a partial refund when stock prices decline, they justifiably consider it unfair to provide this benefit to employees - in particular the senior management team responsible for building shareholder value. For stockholders, repricing can violate the basic rationale for stock options.

         How can this conflict be resolved? The answer is in devising a repricing proposal that restores motivational value from an employee viewpoint without providing a windfall gain from a stockholder viewpoint.

         Employees and stockholders tend to view the present value of stock options in very different ways:

         - EMPLOYEES usually focus on the cash value of stock options. In their view, the cash value is simply the difference between the option exercise price and the current (or expected near-term) stock market price, times the number of vested shares (i.e. "how much would my options be worth to me if I cash them in"). Most employees tend to relate their stock options to tangible compensation benefits, e.g. buying a new car, financing a house, or paying for college. As a result, most employees would choose to have fewer options that are exercisable well above the current market price.

         - STOCKHOLDERS usually focus on the investment value of stock options. In their view this investment value is determined by the dilution effect of selling stock below the market, which is a cost that can be quantified using the Black-Scholes option repricing model. As a result, most stockholders would not object to lowering exercise prices if the Black-Scholes fair value of the option grants did not change - a result that can be achieved by lowering the number of option shares by an appropriate amount.

         This difference in valuation perceptions offers a way to design an effective and acceptable option repricing proposal: revise the parameters of stock option contracts to restore near-term cash value to employees without changing the investment value of these contracts for stockholders. In other words, offer employees the opportunity to benefit from lower exercise prices by accepting a smaller number of option shares calculated to maintain the fair value of each option contract before and after repricing.

         In light of the Company's current position, the Board of Directors has worked closely with the Wisconsin Board to develop an option exchange program, the details of which are described in Proposal 3 and summarized below, that is acceptable to the Wisconsin Board and which aligns the interests of stockholders and employees. We believe that the Company is at a critical stage in its development and that the option exchange program will be critical to employee retention.

         The proposed option exchange program would offer Cytel employees, including management, the opportunity to exchange their out-of-the-money stock options for fewer new options exercisable at the market price of the Company's Common Stock when the exchange is made. Moreover, this exchange ratio will not be fixed, but rather will vary over the term of the option grant, depending upon how long the employees hold the repriced options before exercising them: If employees exercise relatively soon after the repricing, the exchange ratio will be very low; if they hold their options for a long time, the exchange ratio will approach 100%. This exchange ratio schedule will be calculated so that the Black-Scholes fair value of the repriced option grants is the same as the fair value of the grants before repricing, regardless of how long the options are actually held.

         The original vesting schedule will be replaced by an exchange ratio which is a function of when the employee exercises the new options. The term of the repriced options will be extended to six years from the repricing date. Options which are forfeited because the exchange ratio is below 100% will be extinguished, i.e.
they will not be returned to the unused option pool.

         Cytel and the Wisconsin Board believe that both employees and shareholders benefit from this rising exchange ratio, which is designed to equalize the Black-Scholes fair value before and after repricing regardless of how long the options are held. Employees are offered an opportunity to hold stock options which they perceive to be of greater near-term incentive value, and which increase in quantity if they continue to hold as employees. Shareholders can view the repricing as a neutral financial transaction in terms of its impact on dilution as measured by the Black-Scholes fair value. We have designed the exchange program in consultation with the Wisconsin

Board, and your Board of Directors, management and the Wisconsin Board recommend approval of the repricing proposal.

Increase In Employee Stock Pool

         The Company's long-term incentive compensation program includes stock options and other stock awards and an employee stock purchase plan. Stock options are an important component of employee compensation for biotechnology companies. When stock prices rise, in-the-money stock options can provide significant compensation without using essential cash resources, and the unvested portions of those options provide incentives to stay, thereby raising recruiting costs to competitive employers. Virtually all companies in the biotechnology industry use stock options to attract and retain outstanding employees, and there is substantial competition to obtain and/or retain skilled and experienced scientists and managers in the industry. Many biotechnology companies also offer cash bonuses to their employees, but Cytel does not. As a result, stock option-based incentives are a particularly important part of the benefits package for employees of the Company.

         Because a stock option only becomes exercisable if an employee remains with the Company, stock options are an important means of motivating employees to remain at Cytel. As stock options become fully exercisable and are exercised, their impact in motivating employees and directors dissipates, and it becomes necessary to grant new stock options to those employees and directors. Proposal 5 provides for amendments to the Company's 1989 Option Plan and 1994 Non-Employee Directors' Plan to increase the number of shares available for issuance under such plans. At present, the Company has only 185,144 shares available for option grants to be used to attract new employees or as incentives to retain current employees.

         We want to assure you that we are very sensitive to the dilutive nature of stock options. However, we also believe that our shareholders understand the critical role that properly designed stock options play in attracting, motivating, and retaining the employee talent necessary to develop important new medicines. Thus, we have given very careful consideration to how we should update our option program in light of recent events and future challenges. As a result, your Board of Directors and management recommend approval of the three compensation proposals.

Sincerely,


Howard E. Greene, Jr.
Chairman of the Board

                                CYTEL CORPORATION
                             3525 JOHN HOPKINS COURT
                               SAN DIEGO, CA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 1998

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytel Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 12, 1998 at 1:30 p.m. at 3525 John Hopkins Court, San Diego, California, for the following purposes:

    1. To elect nine directors to hold office for the ensuing year or until their successors are elected.

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares.

    3.  To approve an option exchange program.

    4. To approve an amendment to the Company's Employee Stock Purchase Plan to provide that the aggregate number of shares of Common Stock authorized for issuance will be 750,000 (an increase of 250,000 shares from 500,000 shares previously authorized under the Employee Stock Purchase Plan).

    5. To approve amendments to the Company's 1989 Option Stock Plan (the "1989 Plan") and the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") to provide that the aggregate number of shares of Common Stock authorized for issuance on a combined basis under both the Company's 1989 Stock Plan and the Non-Employee Directors' Plan will be 7,750,000 shares (an increase of 1,350,000 shares from 6,400,000 shares previously authorized under the 1989 Plan and the Non-Employee Directors' Plan).

    6. To ratify the selection of Ernst & Young LLP, as independent auditors of the Company for the year ending December 31, 1998.

    7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 18, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors


                                       Edward C. Hall
                                       Vice President, Finance, Chief Financial
                                         Officer and Secretary

San Diego, California
[May __, 1998]

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                CYTEL CORPORATION
                             3525 JOHN HOPKINS COURT
                               SAN DIEGO, CA 92121

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited by the Board of Directors of Cytel Corporation, a Delaware corporation (the "Company" or "Cytel"), for use at the Annual Meeting of Stockholders to be held on Friday, June 12, 1998 at 1:30 p.m. (the "Annual Meeting"), or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters, 3525 John Hopkins Court, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about [May ____, 1998] to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of the Company's Common Stock and Series B Convertible Preferred Stock (the "Series B Preferred Stock") at the close of business on April 18, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 18, 1998, the Company had outstanding and entitled to vote _________________ shares of Common Stock. At the close of business on April 18, 1998, the Company had outstanding 659,898 shares of Series B Preferred Stock, of which ______ shares are entitled to vote.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series B Preferred Stock will be entitled to one vote for each ________ shares held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3525 John Hopkins Court, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than [December __, 1998] in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's directors are elected annually to serve until the next Annual Meeting and until each such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. There are nine nominees for the nine Board positions presently authorized in the Company's By-laws. Each nominee listed below is currently a director of the Company, eight such directors having been elected by the stockholders and one director, Nancy Rasmussen, having been appointed by the Board.

         Shares represented by executed proxies will be voted for the election of the nominees named below, unless the proxy is marked in such a manner as to withhold authority to vote for any of them. In the event any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such substitute nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                   RECOMMEND A VOTE IN FAVOR OF EACH NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                                                              PRINCIPAL OCCUPATION/POSITION
             NAME                   AGE                            HELD WITH THE COMPANY
             ----                   ---                       -----------------------------
Howard E. Greene, Jr.               55      Director and founder of Amylin Pharmaceuticals, Inc. and Chairman of the Board of Directors

Virgil Thompson                     58      President, Chief Executive Officer and Director

Robert L. Roe, M.D., F.A.C.P.       57      Executive Vice President, Chief Operating Officer and Director

James C. Paulson, Ph.D.             50      Vice President, Chief Scientific Officer, General Manager,
                                            Glytec(TM) and Director

David L. Anderson                   54      Managing Director, Sutter Hill Ventures/Director

William T. Comer, Ph.D.             62      President and Chief Executive Officer of SIBIA Neurosciences,
                                            Inc./Director

Nicole Vitullo                      40      Senior Vice President, Rothschild Asset Management Ltd./Director

David L. Mahoney                    43      Group President, Pharmaceutical Services and International Group,
                                            McKesson Corporation/Director

Nancy D. Rasmussen                  39      Vice President, Global New Business Franchise, G.D. Searle & Co./Director

         Mr. Greene, a founder of the Company, has served as a director since the Company's inception. He was elected Chairman of the Board in January 1989 and served as President from July 1987 to January 1989. Mr. Greene


                                       1.

is a director and founder of Amylin Pharmaceuticals, Inc., a biotechnology company involved in research and development of medicines for treating diabetes and served as Chairman of the Board from 1987 to 1998. He was a general partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies from 1986 until 1993. Prior to Biovest, he was Chief Executive Officer of Hybritech Incorporated, a biotechnology company acquired by Eli Lilly & Company in 1986. Mr. Greene is a director of Allergan Incorporated, Neurex Corporation, Biosite Diagnostics Incorporated and International Biotechnology Trust, Ltd.

         Mr. Thompson has served as a director and as President and Chief Executive Officer since January 1996. From July 1994 to December 1995, he was President and Chief Executive Officer of CIBUS Pharmaceutical, Inc. ("CIBUS"), a drug delivery company. For the 25 years preceding his employment with CIBUS, he was employed by Syntex Corporation, most recently as President, Syntex Laboratories, Inc. Mr. Thompson is a director of Biotechnology General Corporation, Cypros Pharmaceutical Corporation and Aradigm Corporation.

         Dr. Roe has served as a director and as Executive Vice President and Chief Operating Officer since January 1996. During 1995, Dr. Roe was Executive Vice President and Chief Operating Officer of Chugai Biopharmaceuticals, Inc. ("Chugai"), a biopharmaceutical company. Prior to joining Chugai, Dr. Roe was employed by Syntex Corporation from 1976 to 1995, most recently as President, Development Research Division and as Senior Vice President.

         Dr. Paulson has served as a director and as Vice President since January 1991. He has been employed by Cytel in various positions since September 1990, most recently as Vice President and General Manager, Glytec(TM). He has also been an adjunct member of The Scripps Research Institute since July 1990. From 1985 to July 1990, Dr. Paulson served as a Professor and Vice Chair of the Department of Biological Chemistry at the University of California School of Medicine-Los Angeles.

         Mr. Anderson has been a director of the Company since May 1988. He has been managing director or general partner of the general partner of Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"), a venture capital investment firm, since 1974. Mr. Anderson is also a director of Dionex Corporation, Neurex Corporation, BroadVision, Inc., and Molecular Devices Corporation.

         Dr. Comer has served as a director of the Company since January 1994. He has been President and Chief Executive Officer of SIBIA Neurosciences, Inc. ("SIBIA"), a biotechnology company, since April 1991. Prior to joining SIBIA, Dr. Comer held various positions at Bristol-Myers Squibb, a pharmaceutical company, from September 1961 to March 1991, most recently as Senior Vice President, Strategic Management, Pharmaceuticals and Nutritionals, from 1990 to 1991. Dr. Comer is a member of the Board of Directors of SIBIA.

         Ms. Vitullo has served as a director of the Company since January 1995. Ms. Vitullo has been with Rothschild Asset Management Ltd. ("Rothschild") since November 1992, most recently serving as Senior Vice President. Rothschild advises and manages two publicly traded biotechnology funds: Biotechnology Investments Limited and International Biotechnology Trust. From July 1991 to November 1992, Ms. Vitullo was Director of Corporate Communications and Investor Relations at Cephalon Inc. ("Cephalon"), a neuropharmaceutical company. Prior to Cephalon, she spent 12 years with the Eastman Kodak Company, most recently as Manager, Healthcare Investments. Ms. Vitullo is also a member of the Board of Directors of Anergen, Inc., Cadus Pharmaceuticals, Corvas International and Onyx Pharmaceuticals.

         Mr. Mahoney has served as a director of the Company since September 1996. He has been Group President, Pharmaceutical Services and International Group, McKesson Corporation ("McKesson") since September 1997 and served as President of Pharmaceutical and Retail Services, McKesson from August 1996 to August 1997. Mr. Mahoney served as President of Healthcare Delivery System ("HDS") from September 1994 until December 1995, and as Vice President of strategic planning at McKesson from July 1990 to September 1994. Prior to joining McKesson, he was a principal with McKinsey & Company in San Francisco.

         Ms. Rasmussen has served as a director of the Company since March 1998. She has been with G.D. Searle & Co. ("Searle") since 1985, most recently as Vice President, Global New Business Franchise. Ms. Rasmussen's


                                       2.

responsibilities include membership on Searle's Priority Committee, Operations Management Team and Portfolio Steering Committee. She is active in management of Searle's collaborations serving on the Board of Directors of Lorex, a joint venture with Synthelabo, and the executive committee of Co-Sensys.

COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1997, the Board of Directors held eleven meetings. The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a nominating committee or committee performing similar functions.

         The Audit Committee is comprised of Mr. Greene and Dr. Comer, neither of whom is an employee of the Company. During 1997, the Audit Committee held one meeting. The Audit Committee recommends the independent auditors to the Board and provides a direct line of communication between the auditors and the Board. The independent auditors separately meet with the Audit Committee, with and without Company management present, to review and discuss various matters, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning the Company's financial practices and procedures.

         The Compensation Committee is comprised of Messrs. Greene, Anderson and Mahoney, none of whom are employees of the Company. This Committee, which held four meetings during 1997, administers the Company's stock option plans, stock purchase plan and 401(k) plan, approves salaries, bonuses and other compensation arrangements for the Company's officers and performs such other functions regarding compensation as the Board may delegate.

         The members of the Executive Committee are Messrs. Anderson, Greene and Thompson. The Executive Committee did not hold any meetings during 1997. This Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board in the management of the business and affairs of the Company, except those powers that by law cannot be delegated by the Board of Directors.

         During the fiscal year ended December 31, 1997, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served during such period.


                                       3.

                                   PROPOSAL 2

                 APPROVAL OF THE COMPANY'S AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") to increase the authorized number of shares of Common Stock from 50,000,000 shares to 75,000,000 shares (the "Amendment").

         As of March 13, 1998, there were 32,859,887 shares of Common Stock outstanding and 659,898 shares of Series B Preferred Stock outstanding. In addition, the Board has reserved 6,400,000 shares of Common Stock for issuance upon exercise of options and rights granted under the Company's stock option plans, and 500,000 shares for issuance under the Company's Employee Stock Purchase Plan. In addition, the Board has approved an increase of an additional 1,600,000 shares reserved under such plans as described in Proposals 4 and 5.

         The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding such as dilution of the earnings per share and percentage share of voting rights of current holders of Common Stock. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate with the Secretary of State of the State of Delaware.

         The Board believes that the availability of such additional shares will provide the Company with increased flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or service offerings through the acquisition of other businesses.

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

         Under the Company's Amended and Restated Certificate, no stockholder is entitled to preemptive rights with respect of any future issuances of capital stock. In addition, the Company does not presently contemplate seeking stockholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party.

         The affirmative vote of the holders of a majority of the shares entitled to vote will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker nonvotes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.


                                       4.

                                   PROPOSAL 3

                       APPROVAL OF OPTION EXCHANGE PROGRAM

         In December 1996, the Board of Directors agreed at the request of the State of Wisconsin Investment Board, a major stockholder of the Company (the "Wisconsin Board"), not to reprice any options without prior stockholder approval until December 1998. In light of the Company's current position, the Board of Directors has worked closely with the Wisconsin Board to develop an option exchange program, the details of which are described below, that the Board of Directors in good faith believes is in the best interests of the Company's stockholders and that is acceptable to the Wisconsin Board. The Board of Directors has approved the option exchange program, subject to stockholder approval. In addition, the Wisconsin Board has advised the Company that it intends to vote in favor of this proposal.

         The Board of Directors believes that the Company is at a very important stage in its development. During the past several years in general, and the past year in particular, there have been a number of significant developments at the Company and a number of important changes for its employees. We now have underway a multi-center Phase II/III clinical study with Cylexin designed to show a therapeutic benefit in ischemia/reperfusion injury in infants undergoing cardiopulmonary bypass associated with open heart surgery to correct life-threatening congenital heart defects. We are actively pursuing many opportunities to use our proprietary enzymatic synthesis technology for manufacturing bioactive carbohydrates for use in pharmaceuticals, nutritionals and other products. Further, in October 1997, the Company formed and funded a subsidiary, Epimmune Inc. ("Epimmune"), and transferred certain patents, fixed assets and approximately 25 employees associated with Cytel's immune stimulation program to Epimmune. In light of the various developments described above, the Board of Directors believes that it is of critical strategic importance to motivate management and employees to remain at the Company and provide an incentive for them to exert maximum efforts on behalf of the Company and its stockholders.

         The market price for the Company's Common Stock has declined significantly in recent years from over $9.00 per share, putting many employees' options underwater. During the last four quarters, the closing price of the Company's Common Stock has ranged between $1.38 and $2.81 per share. On ______, 1998, the closing price of the Company's Common Stock was $___ per share. Of the Company's approximately 4,600,000 options outstanding under the Company's 1989 Stock Option Plan at April , 1998, over 900,000 options have an exercise price in excess of $6.00 per share and over 2,400,000 have an exercise price of $4.00 per share or higher. Accordingly, the exercise price that most employees would have to pay in order to exercise their stock options substantially exceeds the current price of $_____ at which anyone could buy stock in the market. The Board of Directors believes that such "out-of-the-money" stock options have little incentive value to employees and in fact undermine morale and motivation. In addition, virtually all companies in the biotechnology industry use stock options to attract and retain outstanding employees, and there is substantial competition to obtain and/or retain skilled and experienced scientists and managers in the industry. Many biotechnology companies also offer cash bonuses to its employees, but Cytel does not. Accordingly, stock option-based performance incentives are a particularly important part of a competitive overall compensation package for employees of the Company.

         The Board of Directors is concerned that the Company may be at risk of losing valued employees because most of the outstanding stock options are not providing incentives to the Company's management team and other employees. After careful consideration of market conditions, employee turnover, employee morale and the challenges and opportunities facing the Company, the Board of Directors believes that this situation is likely to be more damaging to the Company and its stockholders than the effect of an option exchange program. As a result, in the good faith judgment of the Board of Directors, it is in the best interests of the stockholders of the Company to replace "underwater" stock options with options having an exercise price equal to the current fair market value of the stock, thus restoring the opportunity for employees to receive value in the near term by building the Company and causing the market value of the stock to increase.

         The Company has worked closely with the Wisconsin Board to structure the option exchange program in such a manner as to align the interests of stockholders and employees as closely as possible. The principal


                                       5.

components of the option exchange program, including the unique exchange ratio features it incorporates, are described below.

         The proposed option exchange program would allow members of management and other employees a one-time opportunity to exchange their outstanding out-of-the-money stock options for fewer new options at the market price of the Company's Common Stock at the time of the exchange. The exchange ratio for the new options is as shown in the table below as a percentage of the number of options in the out-of-the-money option grant. The exchange ratio is dependent on the exercise price of the out-of-the-money option. Under the structure of the new options, in order to achieve the maximum number of shares, the employee is required to hold the new options for six years, as opposed to approximately four years under the typical outstanding option. The exchange percentages were calculated by a third-party mathematical modeling consulting firm employed by the Wisconsin Board using the widely-accepted Black-Scholes option valuation model and assumes the new options would have a six-year term. The Board intends to grant new options with a term of six years. For example, a current out-of-the-money option at $6.125 to purchase 100,000 shares of Common Stock could be exchanged under the proposed option exchange program for a new six-year option to purchase 85,120 shares of Common Stock. Shares of Common Stock reserved for issuance under old options in excess of the amount exchanged for new options will not be returned to the pool of shares available for issuance under the Company's 1989 Plan.

         Outside or non-executive directors of the Company will not be eligible to participate in the option exchange program. A critical component of the proposed option exchange program is the unique exchange ratio and exercise provisions it incorporates. The Company's existing stock options typically vest over a four-year period. All of the shares subject to the new stock options will begin the new exchange ratio on the date of exchange. In addition, the exchange ratio will occur over a six-year period. The exchange ratio will be calculated based on a mathematical formula which incorporates components of a Black-Scholes option repricing model, including the exercise price of the previous options and new options, and the volatility and price of the Company's Common Stock at the date of award of the new options.

         The table below shows the exchange ratios for repriced options relative to the range of exercise prices of out-of the-money options currently held by Cytel's employees. The table sets forth the exchange ratios for a new option with an assumed exercise price of $1.625 per share that replaces old options. The exchange schedule will be revised in accordance with the Black-Scholes option valuation model if the exercise price of the new option (market price at time of award of the new option) is different than $1.625.

             NEW OPTION EXCHANGE RATIO AS PERCENTAGE OF OLD OPTIONS


Original Option Price             $2.688         $4.00         $5.50         $6.125        $7.50         $12.00
                                  ------         -----         -----         ------        -----         ------
            Year
            ----
              1                    67.72         45.64          31.29         27.19         20.50          9.66
              2                    81.40         66.55          55.12         51.42         44.75         31.06
              3                    87.59         77.07          68.43         65.50         60.04         47.79
              4                    91.16         83.40          76.81         74.52         70.17         59.95
              5                    93.46         87.59          82.49         80.70         77.24         68.88
              6                    95.04         90.52          86.54         85.12         82.37         75.56

         In addition, each new option will be subject to special exercise provisions that can limit the number of shares available for exercise in accordance with the table. In the event that an optionee exercises the full amount of any available portion of an option in a given year, the optionee will be required to wait until the end of the sixth year to exercise the remaining shares under the option. If the optionee exercises less than the full amount of any available portion of any option, the exchange ratios as set forth in the table will continue for the number of remaining shares that were unexercised (the "Remaining Shares"). The exchange ratios for the Remaining Shares will continue to follow the mathematical progression reflected in the table. As with the full-exercise above, with


                                       6.

respect to the partial portion exercised, the optionee must wait until the end of the sixth year to get the benefit of the remaining mathematical progression reflected in the table. The Company and the Wisconsin Board believe that these exercise and exchange ratios may provide an incentive for the optionee to exercise stock options later during the option term than would occur with one of the Company's current options and therefore benefit the stockholders of the Company.

         The price of the new stock options will be set at the fair market value of the Company's Common Stock on the date of exchange. If this Proposal 3 is approved by the stockholders of the Company, the Board of Directors intends to authorize the repricing immediately following the Annual Meeting, with an approximate effective date of June 30, 1998.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the option exchange program. Abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved. The Wisconsin Board has advised the Company that it intends to vote in favor of this Proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                       7.

                                   PROPOSAL 4

            APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

         In October 1991, the Board of Directors adopted and the stockholders subsequently approved the Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 200,000 shares of the Company's Common Stock. As a result of one amendment, there were 500,000 shares of Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan provides a means by which employees of the Company and its affiliates may purchase Common Stock of the Company at a discount through accumulated payroll deductions. At December 31, 1997, an aggregate of 452,334 shares had been issued under the Purchase Plan, and only 47,666 shares remained available for the grant of future rights under the Purchase Plan. On March 13, 1998, the Board of Directors adopted an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan, from 500,000 shares to 750,000 shares. At March 13, 1998, there remained an aggregate of 1,603 shares available for grant under the Purchase Plan. This amendment affords the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Compensation Committee.

         Stockholders are requested in this Proposal 4 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 4.

         The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, without payment of broker commissions, at a discounted price and upon terms which offer certain tax advantages.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

         The Purchase Plan is administrated by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan and to construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee, as well as to the Board of Directors itself. The Board may abolish any such committee at any time and revest in the Board to administration of the Purchase Plan.


                                       8.

OFFERINGS

         The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is of two years duration.

ELIGIBILITY

         Any person who is customarily employed at least 20 hours per week and five months of the calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee is employed by the Company on the offering date.

         Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% of more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

         Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as of the offering date for the offering, an agreement authorizing payroll deductions of up to 12% of such employees' base compensation during the purchase period.

PURCHASE PRICE

         The purchase price per share at which shares are sold in an offering under the Purchase Plan cannot be less than the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the exercise date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of any offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the offering period at the applicable price. See "Withdrawal" below.


                                       9.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to 10 days before an exercise date.

         Upon withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS OF TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such plan will terminate on August 1, 2001.

         The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

         If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.


                                      10.

FEDERAL INCOME TAX INFORMATION

         The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the rights granted under the Purchase Plan. This summary does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which a participant may reside. Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss if the stock is held for more than 18 months, and as a mid-term capital gain or loss if the stock is held for more than 12 months and less than 18 months and one day. Capital gains currently are subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 20% and the maximum mid-term capital gains rate is 28% while the maximum ordinary income rate is effectively 39.6% at the present time.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price generally will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss realized by a participant upon the disposition of stock acquired under the Purchase Plan will be long-term, mid-term or short-term depending on the length of time the stock has been held.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).


                                      11.

                                   PROPOSAL 5

             APPROVAL OF THE 1989 STOCK OPTION PLAN, AS AMENDED AND
                  RESTATED AND THE 1994 NON-EMPLOYEE DIRECTORS'
                          STOCK OPTION PLAN, AS AMENDED

         In October 1991, the Board of Directors adopted and the stockholders subsequently approved, the Company's 1989 Stock Option Plan as amended and restated (the "1989 Plan"). In March 1994, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). As a result of a series of amendments, there were 6,400,000 shares of Common Stock reserved for issuance on a combined basis under the 1989 Plan and the Non-Employee Directors' Plan (collectively, the "Plans") on December 31, 1997.

         At December 31, 1997, options (net of canceled or expired options) covering an aggregate of 5,385,009 shares of the Company's Common Stock had been granted under the Plans, of which 1,600,854 shares have been exercised and 3,784,155 shares remain outstanding on a combined basis under the Plans. As a result, only 1,014,991 shares (plus any shares that might in the future be returned to the Plans as a result of cancellations or expiration of options) remained available for future grant on a combined basis under the Plans. As of March 13, 1998, only 185,144 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant on a combined basis under the Plans.

         On March 13, 1998, the Board approved amendments to the Plans, subject to stockholder approval, to increase the number of shares authorized for issuance on a combined basis under the Plans from 6,400,000 to 7,750,000 shares. The Board adopted these amendments to ensure that the Plans have sufficient shares reserved to allow for future automatic grants under such Plans.

         Stockholders are requested in this Proposal 5 to approve the Plans, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Plans, as amended. Abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                    RECOMMEND A VOTE IN FAVOR OF PROPOSAL 5.

                    DESCRIPTION OF THE 1989 STOCK OPTION PLAN

         The essential features of the Company's 1989 Plan are outlined below.

GENERAL

         The 1989 Plan provides for the grant of both incentive and nonstatutory stock options and the issuance of Common Stock pursuant to stock purchase agreements and stock bonuses (collectively, "Stock Awards"). Incentive stock options granted under the 1989 Plan are intended to qualify as "incentive stock options" within the meaning of the Code. Nonstatutory stock options granted under the 1989 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

         The 1989 Plan was adopted to provide a means by which selected employees and directors of and consultants and advisors to the Company and its affiliates could be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of Stock Awards, to assist in retaining the


                                      12.

services of persons holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

         The 1989 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1989 Plan and subject to the provisions of the 1989 Plan, to determine: the persons to whom Stock Awards will be granted; when and how Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase stock or a combination of the foregoing; the provisions of each Stock Award granted, including the time or times when a person will be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards will be granted to each person. The Board of Directors is authorized to delegate administration of the 1989 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1989 Plan to the Compensation Committee of the Board. As used herein with respect to the 1989 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

         The proposed regulations under Section 162(m) (described more fully in the section entitled "Federal Income Tax Information" below) also provide that the directors who may serve as members of the Compensation Committee must be "outside directors." The Company currently intends to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors." This limitation excludes from the Compensation Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, and (iv) directors currently receiving compensation from the Company for personal services (other than as a director).

ELIGIBILITY

         Incentive stock options may be granted under the 1989 Plan only to employees (including officers) of the Company and its affiliates. Stock Awards other than incentive stock options may be granted under the 1989 Plan only to employees (including officers) and directors of and advisors and consultants to the Company or its affiliates.

         No incentive stock option may be granted under the 1989 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1989 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1989 PLAN

         Stock subject to the 1989 Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If any Stock Award granted under the 1989 Plan expires or otherwise terminates without being exercised in full, the Common Stock not purchased pursuant to such Stock Award shall again become available for issuance under the 1989 Plan.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the 1989 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         Exercise Price; Payment. The exercise price of incentive stock options under the 1989 Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant,


                                      13.

and in some cases (see "Eligibility" above) may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1989 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. The Board has the authority to offer employees the opportunity to have outstanding options repriced or to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. At March 13, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $2.28.

         The exercise price of options granted under the 1989 Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board at the time the option is granted or exercised, either
(a) by delivery of other Common Stock of the Company, (b) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

         Transferability. Under the 1989 Plan, an option may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     Option Exercise. Options granted under the 1989 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1989 Plan typically vest 25% at the end of the first year of the optionee's employment or service as a director, advisor or consultant and thereafter daily at the rate of 25% per year during such period of employment or service. Shares covered by options granted in the future under the 1989 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In 1998, the Company implemented a performance management system (the "Performance Management System") for members of certain employee teams organized under the Performance Management System. Under the Performance Management System, options are subject to acceleration of vesting upon the achievement of certain performanced-based objectives by such teams.

     In addition, options granted under the 1989 Plan may permit exercise prior to vesting, but in such event the optionee may be subject to a repurchase right in favor of the Company with respect to shares not yet vested (which repurchase right would typically be at the exercise price), should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

         Term. The maximum term of options under the 1989 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1989 Plan terminate three months after the optionee's termination of employment with or relationship as a director, advisor or consultant to the Company or any affiliate of the Company, unless (i) the termination of employment or relationship is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within six months of such termination; (ii) the optionee dies while employed by or serving as a director, advisor or consultant to the Company or any affiliate of the Company, or within not more than three months after termination of such employment or service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within six months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. The 1989 Plan provides that, in the event that holder of an option or other stock award is permitted to take a leave of absence, the Company has the unilateral right to determine whether such leave of absence will be treated as a termination of employment or other relationship or to suspend or otherwise delay the time at which exercisability or vesting would otherwise occur with respect to any outstanding option or other stock award.

TERMS OF STOCK BONUSES AND RESTRICTED STOCK

         The following is a description of the permissible terms of stock bonuses and purchases of restricted stock under the 1989 Plan. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below.


                                      14.

         Purchase Price; Payment. The purchase price for restricted stock shall be determined by the Board. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services rendered to the Company.

         The purchase price of stock acquired pursuant to a restricted stock purchase agreement must be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment arrangement; or
(iii) in any other form of legal consideration acceptable to the Board.

         Repurchase Option. Shares of Common Stock sold or awarded under the 1989 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. In the event a person ceases to be an employee of, or an advisor, consultant or director to, the Company, the Company may repurchase or otherwise reacquire any or all of the unvested Common Stock held by that person on the date of termination, if provided for pursuant to the terms of the stock bonus or restricted stock purchase agreement.

         Transferability. No rights under a stock bonus or restricted stock purchase agreement may be assigned by any participant under the 1989 Plan, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the 1989 Plan or subject to any Stock Award granted under the 1989 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1989 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such Plan and the class, number of shares and price per share subject to such outstanding Stock Awards.

EFFECT OF CERTAIN CORPORATE EVENTS

         The 1989 Plan provides that, in the event of a dissolution or liquidation of the Company, specified types of merger or other corporate reorganization, then at the discretion of the Board and to the extent permitted by law, any surviving corporation shall either: assume Stock Awards outstanding under the 1989 plan or substitute similar Stock Awards for those outstanding under the 1989 Plan, such outstanding Stock Awards will continue in full force and effect; or, with respect to Stock Awards held by persons then employed by or serving as advisors, consultants or directors to the Company, then at the discretion of the Board, the Company may either arrange to pay a cash settlement for such Stock Award or accelerate such Stock Awards and terminate those Stock Awards not exercised before such corporate event.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the 1989 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1989 Plan will terminate on December 31, 2000.

         The Board may also amend the 1989 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months or before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for Stock Awards under the 1989 Plan; (ii) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422(b) of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Exchange Act); or (iii) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to satisfy the requirements of Section 422(b) of the Code or to comply with Rule 16b-3.


                                      15.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the 1989 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss. Any capital gain or loss recognized by an optionee on a qualifying disposition or a disqualifying disposition of stock acquired through exercise of an incentive stock option will be long-term, mid-term or short-term depending on how long the stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options. Nonstatutory stock options granted under the 1989 Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation", are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period,
(ii) the per employee limitation is approved by the stockholders, (iii) the option is granted by a


                                      16.

compensation committee comprised solely of "outside directors," and (iv) the exercise price of the option is not less than the fair market value of the stock on the date of grant, or the option is granted (or becomes exercisable) only upon the achievement (as certified by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain.

         Stock Bonuses and Restricted Stock. Stock bonuses and restricted stock purchases granted under the 1989 Plan have the following federal income tax consequences:

         Generally, at the time of receipt of the stock, the recipient's tax treatment depends on whether or not he or she timely files an election under
Section 83(b) of the Code. If such an election is timely filed, the recipient will recognize ordinary income in the amount of the difference, if any, between the purchase price and the fair market value of the shares at the time of the purchase. If the election is not timely filed, the recipient will recognize ordinary income at the time of receipt only in the amount of the difference between the purchase price and the fair market value of the shares which are not at the time subject to the Company's repurchase option. Thereafter, whenever the Company's repurchase option lapses with respect to a given number of shares, the recipient will recognize ordinary income in the amount of the difference between the purchase price and the fair market value of the shares with respect to which the repurchase option has just lapsed.

         With respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon vesting of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to recipients whose stock is subject to forfeiture under Section 16(b) of the Exchange Act.

         Other Tax Consequences. The foregoing discussion is not intended to be a complete description of the federal income tax aspects of Stock Awards granted under the 1989 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

        DESCRIPTION OF THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The essential features of the Non-Employee Directors' Plan are outlined below:

GENERAL

         Options granted under the Non-Employee Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of such options.

PURPOSE

         The purpose of the Non-Employee Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company.


                                      17.

ADMINISTRATION

         The Non-Employee Directors' Plan is administered by the Board of Directors of the Company. The Board of Directors has the final power to construe and interpret the Non-Employee Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

         The Board of Directors is authorized to delegate administration of the Non-Employee Directors' Plan to a committee not less than two members of the Board. The Board of Directors does not presently contemplate delegating administration of the Non-Employee Directors' Plan to any committee of the Board of Directors.

ELIGIBILITY

         The Non-Employee Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Non-Employee Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Six of the Company's nine current Directors (all except Mr. Thompson and Drs. Paulson and Roe) are eligible to participate in the Non-Employee Directors' Plan.

         Option grants under the Non-Employee Directors' Plan are non-discretionary. On January 1 of each year (or the first business day), each Non-Employee Director who has been a Non-Employee Director for at least three months shall be granted an option to purchase 5,000 shares of Common Stock of the Company. In addition, each person who becomes a Non-Employee Director of the Company after the adoption of the Non-Employee Directors' Plan shall, upon the date of initial election to be a Non-Employee Director, be granted an option to purchase 25,000 shares of Common Stock of the Company.

TERMS OF OPTIONS

         Each option under the Non-Employee Directors' Plan is subject to the following terms and conditions.

         Option Exercise. An option granted under the Non-Employee Directors' Plan vests daily at the rate of 25% per year, except that in a Director's first year of service, no shares become exercisable until the date one year after the commencement of service. Such vesting is conditioned upon continued service as a director.

         An option granted under the Non-Employee Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

         Exercise Price; Payment. The exercise price of options granted under the Non-Employee Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to the options on the date such option is granted. The exercise price of options granted under the Non-Employee Directors' Plan may be paid in cash or by delivery of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the earnings of the Company. Any shares so surrendered shall be valued at their fair market value on the date preceding the date preceding the date of exercise.

         Transferability; Term. Under the Non-Employee Directors' Plan an option may not be transferred by the optionee, except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

         No option granted under the Non-Employee Directors' Plan is exercisable by any person after the expiration of 10 years from the date the option is granted.

         Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Non-Employee Directors' Plan as may be determined by the Board of Directors.


                                      18.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the Non-Employee Directors' Plan or subject to any option granted under the Non-Employee Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Non-Employee Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such Plan and the class, number of shares and price per share of stock subject to such outstanding options.

         In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger were converted by virtue of the merger into other property, or any capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the vesting of any outstanding options under the Non-Employee Directors' Plan shall accelerate and such options shall terminate if unexercised prior to the occurrence of the event.

DURATION, AMENDMENT AND TERMINATION

         The Board of Directors' may amend, suspend or terminate the Non-Employee Directors' Plan at any time or from time to time; provided, however, that the Board of Directors may not amend the Non-Employee Directors' Plan with respect to the amount, price or timing of grants more often than once every six months. No amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Non-Employee Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Non-Employee Directors' Plan (to the extent such modification requires stockholder approval in order for the Non-Employee Directors' Plan to comply with the requirements of Rule 16b-3); or
(iii) modify the Non-Employee Directors' Plan in any other way if such modification requires stockholder approval in order for the Non-Employee Directors' Plan to meet the requirements of Rule 16b-3. Unless sooner terminated, the Non-Employee Directors' Plan will terminate in March 2004.

FEDERAL INCOME TAX INFORMATION

         The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Non-Employee Directors' Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

         Options granted under the Non-Employee Directors' Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of an option under the Non-Employee Directors' Plan. Upon exercise of such option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a
Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock acquired upon exercise, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on the length of time the stock was held. Slightly different rules apply to optionees who are subject to Section 16(b) of the 1934 Act.


                                      19.

GRANTS

         Only Non-Employee Directors of the Company are eligible to receive options under the Non-Employee Directors' Plan. All Non-Employee Directors as a group received options to purchase an aggregate of 25,000 shares of Common Stock in fiscal year 1997 at a dollar value of $85,950 (based on the exercise price of each option multiplied by the number of shares underlying such options). Such grants are not necessarily indicative of the number of options that will be granted in the future.

                                   PROPOSAL 6

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Ernst & Young LLP as independent auditors, the Board of Directors will reconsider whether or not to retain that firm for the fiscal year ending December 31, 1998. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines such a change would be in the best interest of the Company and its stockholders.

         The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP.

                 MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
                         A VOTE IN FAVOR OF PROPOSAL 6.


                                      20.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of Common Stock of the Company as of March 13, 1998 by (i) each director and nominee; (ii) each Named Executive Officer (as defined below);
(iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common
Stock:

                                                                         BENEFICIAL OWNERSHIP(1)
                                                                      ----------------------------
                                                                        NUMBER OF       PERCENT OF
      BENEFICIAL OWNER                                                   SHARES           TOTAL
      ----------------                                                -----------       ----------
 International Biotechnology Trust plc
   Five Arrows House, St. Swithin's Lane,
   London, England...........................................            3,275,949        9.81%
 G.D. Searle & Co. (2)
   5200 Old Orchard Road
   Skokie, IL 60077..........................................            2,742,222        8.22%
 State of Wisconsin Investment Board
   121 East Wilson Street
   Madison, WI 53702.........................................            2,425,000        7.26%
 Sandoz Holding Ltd.
   CH-4002 Basel Switzerland.................................            2,166,700        6.49%
 Equitable Life Assurance Company
   City Place House
   Basinghall Street
   London, England C2V SDK...................................            1,714,285        5.14%
 Howard E. Greene, Jr. (3)(6)................................              791,761        2.37%
 James C. Paulson (4)(6).....................................              438,631        1.30%
 Virgil Thompson (6).........................................              436,296        1.29%
 Robert L. Roe (6)...........................................              317,959        *
 David L. Anderson (5)(6)....................................              236,434        *
 Robert W. Chesnut (6).......................................              205,212        *
 Deborah Schueren (6)........................................               83,274        *
 Jennifer Lorenzen (6).......................................               42,560        *
 William T. Comer (6)........................................               40,509        *
 David L. Mahoney............................................               30,249        *
 Nicole Vitullo (6)..........................................                1,807        *
 Nancy D. Rasmussen..........................................                    0        *
 Karin Eastham...............................................                    0        *
 All executive officers and directors
   as a group (12 persons)(7)................................            2,624,692        7.58%

------------

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 33,379,887 shares of Common Stock outstanding on March 13, 1998 (assuming conversion of the outstanding shares of the Company's Series B Preferred Stock), adjusted as required by rules promulgated by the SEC.


                                      21.

(2) Includes 659,898 shares of Series B Preferred Stock reflected on an as converted basis, at a conversion rate of .788 shares of Common Stock for each share of Series B Preferred Stock (for an aggregate of 520,000 shares of Common Stock).

(3) Includes 453,604 shares held in trust for the benefit of Mr. Greene's family and 16,000 shares held in trust for the benefit of Mr. Greene's children and 314,632 held individually by Mr. Greene. Mr. Greene is a trustee of both trusts. Mr. Greene acting as trustee has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. In addition, Mr. Greene is a director of International Biotechnology Trust plc and disclaims beneficial ownership of shares held by such entity.

(4) Includes 31,500 shares held in trust for the benefit of Dr. Paulson's three minor children.

(5) Includes 10,000 shares held by Anvest, L.P. of which Mr. Anderson is the general partner. Also includes 137,461 shares held of record by Sutter Hill, over which Mr. Anderson exercises voting and investing power as a managing director of Sutter Hill Ventures LLC, the general partner of Sutter Hill. Mr. Anderson disclaims beneficial ownership of shares held by Anvest, L.P. and Sutter Hill except to his proportionate partnership interest therein.

(6) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: Howard E. Greene, 7,525 shares; James C. Paulson, 285,618 shares; Virgil Thompson, 325,844 shares; Robert L. Roe, 308,713 shares; David L. Anderson, 7,525 shares; Robert W. Chesnut, 156,292 shares; Deborah Schueren, 81,334 shares; Jennifer Lorenzen, 42,560 shares; William T. Comer, 34,109 shares; David L. Mahoney, 10,249 shares; Nicole Vitullo, 1,807 shares; and all executive officers and directors as a group, 1,261,576 shares.

(7)  Includes shares described in notes (3) through (6) above.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors of the Company who are not employees of the Company are paid $2,000 per meeting attended in person and $500 per meeting attended by phone as compensation for their service on the Board of Directors. Directors are not compensated for actions taken by written consent. The members of the Board of Directors are eligible for reimbursement of expenses incurred in connection with their service on the Board. Under the Directors' Deferred Compensation Plan, participating directors may elect on an annual basis, to defer all of their cash compensation in a deferred stock account pursuant to which the deferred fees are credited in the form of shares of the Company's Common Stock, based on the market price of the stock at the time the deferred fees are earned. The Company will continue to credit shares of the Company's Common Stock to the participants' deferred stock accounts on a quarterly basis. When a participant ceases serving as a director, the participant shall be entitled to receive the value of his or her account either in a single lump-sum payment or in equal annual installments, as determined by the Company in its sole discretion. No participant entitled to receive a payment of benefits shall receive payment in the form of the Company's Common Stock.

         Under the Non-Employee Directors' Plan, on January 1 of each year, each director who is not an employee of the Company and has served on the Board for at least three months, is granted an option to acquire 5,000 shares of the Company's Common Stock. In addition, each new Non-Employee Director will be granted an option to acquire 25,000 shares of the Company's Common Stock upon initial election to the Board of Directors. The exercise price of all such stock options granted is equivalent to the fair market value on the date of each grant.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows for the fiscal years ended December 31, 1997, 1996 and 1995, compensation awarded or paid to, or earned by the Company's Chief Executive Officer, its other four most highly compensated


                                      22.

executive officers at December 31, 1997 and two former executive officers who departed from the Company during the last fiscal year (collectively, the "Named Executive Officers"). During the last three fiscal years, none of the executive officers received any restricted stock awards or long-term incentive payouts. The column marked Securities Underlying Options includes options issued on December 15, 1994 under the Company's option exchange program. For each employee, the receipt of the replacement grant was subject to the employee's consent to the cancellation of the original grant, thereby forfeiting all prior vesting of the original grant.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                              ANNUAL COMPENSATION                             SECURITIES
                                             ---------------------                            UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL                                     SALARY            BONUS              OPTIONS        COMPENSATION
         POSITION                            YEAR            ($)              ($)                 (#)             ($)(1)
------------------------------------         ----         --------         --------         ---------------    ------------
Mr. Virgil Thompson                          1997          315,000                0             200,000            5,426
  President and Chief                        1996          300,000           78,580(2)          500,000            4,950
  Executive Officer
Dr. Robert L. Roe                            1997          286,000                0             180,000            4,874
  Executive Vice President                   1996          205,354           23,000(3)          400,000            3,525
  and Chief Operating Officer
Dr. James C. Paulson                         1997          257,578                0                   0            1,674
  Vice President and                         1996          216,324           28,988              80,000            1,333
  General Manager, Glytec(TM)                1995          206,023           41,205              60,000              890
Ms. Deborah Schueren (4)                     1997          133,572                0             120,000(5)           295
  Vice President, Cytel and
  President, Epimmune
Jennifer Lorenzen (6)                        1997          134,055                0              90,000              691
  Vice President, Business
   Development
Dr. Robert W. Chesnut (7)                    1997          147,684                0                   0            1,553
  Former Vice President,                     1996          165,375           22,160              60,000            1,619
   Immune Stimulation Program                1995          157,500           31,500              60,000              680
Ms. Karin Eastham (8)                        1997           86,864                0                   0              368
  Former Vice President,                     1996          177,197           23,744              60,000             1058
  Finance and Administration                 1995          168,759           33,752              60,000              729
  And Chief Financial Officer

------------

(1)  Consists of life insurance premiums paid by the Company.

(2)  Represents relocation payments made by the Company to Mr. Thompson.

(3) Represents reimbursement of Dr. Roe's relocation expenses which were paid by the Company to Dr. Roe's previous employer.

(4) Ms. Schueren was appointed Vice President, Finance and Chief Financial Officer in March 1997. Ms Schueren resigned as Vice President, Finance and Chief Financial Officer effective October 1997, at which time she was

(5) Does not include certain options to purchase shares of Epimmune Common Stock granted to Ms. Schueren. See "Employment Agreements."


                                      23.

     appointed Vice President of the Company and President of Epimmune Inc., a subsidiary of the Company ("Epimmune").

(6) Ms. Lorenzen was Vice President, Development Program Management of the Company from April 1997 to February 1998, at which time she was appointed Vice President, Business Development of the Company.

(7) Dr. Chesnut resigned from the Company effective October 1997, at which time he was appointed Executive Vice President of Research and Development of Epimmune.

(8)  Ms. Eastham resigned from the Company effective April 1997.

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the 1989 Plan. As of March 13, 1998, options to purchase a total of 4,614,002 shares had been granted and were outstanding under the 1989 Plan, and options to purchase 185,144 shares remained available for grant thereunder. Material terms of options granted under the 1989 Plan are described generally in footnotes 1 and 4 below.

         The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                        ------------------------------------------------------       VALUE AT ASSUMED
                                         NUMBER OF       %TOTAL                                         ANNUAL RATES
                                        SECURITIES       OPTIONS                                       OF STOCK PRICE
                                        UNDERLYING     GRANTED TO                                     APPRECIATION FOR
                                          OPTIONS       EMPLOYEES     EXERCISE OR                       OPTION TERM(3)
                                          GRANTED       IN FISCAL     BASE PRICE     EXPIRATION   -----------------------
          NAME                              (1)          YEAR(2)        ($/SH)          DATE          5%($)        10%($)
          ----                          ----------     -----------    -----------   -----------   -----------   ---------
Mr. Virgil Thompson ............         200,000(4)      21.4            4.00          1/1/07       320,028      983,457
Dr. Robert L. Roe ..............         180,000(4)      19.2            4.00          1/1/07            --           --
Dr. James C. Paulson ...........              --           --              --              --       288,025      885,112
Ms. Deborah Schueren ...........         120,000         12.8           2.375         3/20/07       179,235      454,217
Ms. Jennifer Lorenzen ..........          90,000          9.6           1.375         4/29/07        77,826      197,226
Dr. Robert W. Chesnut ..........              --           --              --              --            --           --
Ms. Karin Eastham ..............              --           --              --              --            --           --

------------

(1) Options granted prior to 1996 generally vested 20% at the end of the first year of the optionee's employment and thereafter daily at the rate of 20% per year during such period of employment. Options granted after November 1996 generally vest 25% at the end of the first year of the optionee's employment and thereafter daily at the rate of 25% per year during such period of employment. Upon certain corporate events resulting in a change of control, at the discretion of the Company's Board of Directors, (i) the acquiring company will assume the options or substitute similar options,
     (ii) the options will continue in full force and effect, or (iii) the Company will pay a cash settlement for or accelerate such options. The Board of Directors has agreed at the request of the Wisconsin Board not to reprice any options without prior stockholder approval until June 2000. As set forth in Proposal 3, the Company is seeking stockholder approval of an option exchange program at the Annual Meeting. The Wisconsin Board has advised the Company that it intends to vote in favor of Proposal 3. The Board of Directors has further agreed with The Wisconsin Board not to reprice any options additional to those covered by Proposal 3 until December 1998.



(2) Based on 936,518 options granted in 1997, including grants to executive officers.


                                      24.

(3) The potential realizable value is calculated based on the terms of the option at its time of grant (10 years in the case of all options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation, in accordance with rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4) These options vest daily at the rate of 33% per year during the period of the optionee's employment. The vesting of the options could have accelerated over a two-year period based upon achievement of certain objectives for 1997, with two-thirds of the options vesting in the first year and the remaining one-third of the options vesting in the second year. Such objectives were not achieved.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                                                            FY-END(#)                      FY-END($)(1)
                              SHARES            VALUE          ---------------------------------    ------------------------
                             ACQUIRED          REALIZED                   EXERCISABLE/                      EXERCISABLE/
          NAME            ON EXERCISE(#)         ($)                    UNEXERCISABLE                     UNEXERCISABLE
          ----            --------------       --------                 --------------                     -------------
Mr. Virgil Thompson             --                --                    199,658/500,342                        --/--
Dr. Robert L. Roe               --                --                    191,507/388,493                        --/--
Dr. James C. Paulson            --                --                    252,695/165,162                      $20,523/--
Ms. Deborah Schueren            --                --                    63,663/133,127                         --/--
Ms. Jennifer Lorenzen           --                --                    30,082/109,918                     $1,894/$9,356
Dr. Robert W. Chesnut           --                --                      156,292/--                         $5,308/--
Ms. Karin Eastham               --                --                         --/--                             --/--

------------

(1) Fair market value of the Company's Common Stock at December 31, 1997 ($1.50 per share) minus the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

         In March 1990, the Company entered into an employment agreement with Dr. Paulson. The agreement may be terminated by either the Company or Dr. Paulson. The terms of the employment agreement are consistent with the Company's executive compensation policies.

         In January 1996, the Company entered into an employment agreement with Mr. Thompson. The agreement may be terminated by either the Company or Mr. Thompson. The terms of the employment agreement are consistent with the Company's executive compensation policies.

         In January 1996, the Company entered into an employment agreement with Dr. Roe. The agreement may be terminated by either the Company or Dr. Roe. The terms of the employment agreement are consistent with the Company's executive compensation policies.

         In October 1997, the Company and Epimmune entered into an employment agreement with Ms. Schueren. The agreement guaranteed Ms. Schueren a base salary of $185,000 and a cash bonus of up to $50,000 at the discretion of the Board, if certain objectives are met. In addition, pursuant to the agreement, Ms. Schueren was granted an incentive stock option to purchase 385,000 shares of Epimmune Common Stock at the fair market value as determined by the board of directors of Epimmune. Shares subject to such option vest equally over 48 months, provided that said option will be subject to acceleration with respect to up to two years of vesting upon achievement of certain objectives. The option issued to Ms. Schueren represents approximately 4% of the outstanding Epimmune Common Stock on an as-converted, fully-diluted basis, assuming exercise of all options outstanding and


                                      25.

available for issuance under Epimmune's stock option plan. The agreement may be terminated by either the Company or Ms. Schueren.

         In February 1998, the Company entered severance benefits agreements covering the following officers of the Company: Mr. Thompson, Dr. Roe, Dr. Paulson and Ms. Lorenzen (collectively, the Officers and individually, the "Officer"). Under the agreements, in the event that an Officer is either terminated without cause or within one year of a change of control of the Company such Officer shall receive a lump-sum payment equal to six months of such Officer's annual base salary. If such Officer is terminated other than for cause, all unvested stock options held by such Officers shall immediately accelerate by six months. If such Officer is terminated following a change of control, 50% of all unvested stock options held by such Officer shall immediately vest and become exercisable. Ms. Schueren's employment agreement provides for similar severance benefits except in the event of termination following a change in control, all unvested Epimmune stock options held by Ms. Schueren shall immediately vest and become exercisable. In addition, generally, if Ms. Schueren is terminated without cause or if Ms. Schueren terminates her employment under certain conditions, all unvested stock options held by Ms. Schueren shall accelerate by six months.


                                      26.

                        COMPENSATION COMMITTEE REPORT(1)

         The Compensation Committee of the Board of Directors (the "Committee") consists of Mr. Howard E. Greene, Jr., Mr. David L. Anderson and Mr. David L. Mahoney. The Committee is responsible for setting and administering the Company's policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer ("CEO") and the other executive officers of Cytel based upon the accomplishment of defined objectives in the Company's research and product development programs and achievement of financial targets. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the CEO and the other executive officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program consists of base salary and long-term compensation in the form of stock options. The Company's executive officer compensation program is designed to achieve the following objectives:

         - Attract, retain and motivate quality executives who possess the necessary leadership and management skills.

         - Provide an incentive to advance the research and development of the Company's therapeutic products.

         - Emphasize stock-based compensation to provide longer-term motivation by aligning the executives' interests with those of the Company and its stockholders.

         Compensation is based on the level of job responsibility and the level of the individual's performance as well as the Company's performance. The Committee endeavors to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies reflected in the market indices included in the performance graph on page 29 of this Proxy Statement.

         The Committee believes that the Company's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and enhance stockholder value. The Committee believes that a stock option program to reward performance is an appropriate method of executive compensation, with relatively modest increases in base compensation.

BASE SALARY

         Base salary levels for each of the Company's executive officers are reviewed annually. The Company applies various subjective criteria, including performance of the individual and the Company and relative responsibility and experience, to determine appropriate base salaries. In evaluating Company performance, the Committee considers the meeting of certain product milestones, achieving certain corporate objectives (related to financings and collaborations) and organizational effectiveness. In addition, the Company compares its executives' base salaries to management salaries at companies in the biotechnology industry, comparable geographic areas and at similar stages of growth and considers industry surveys regarding executive compensation. The Committee uses

--------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


                                      27.

these criteria as a frame of reference for annual salary adjustments although other factors are considered, as appropriate, and no specific weights are ascribed to the factors considered by the Committee.

LONG-TERM INCENTIVE COMPENSATION

         The Company's long-term incentive program includes stock options and other awards granted under the 1989 Plan, other stock options and the Company's Employee Stock Purchase Plan. Stock options are an important part of the Company's performance-based compensation. Option grants include vesting periods (generally over four years) to encourage key employees to continue in the employ of the Company. In 1998, the Company implemented a performance management system (the "Performance Management System") for members of certain employee teams organized under the Performance Management System. Under the Performance Management System, options are subject to acceleration of vesting upon the achievement of certain performance-based objectives by such teams. Prior to December 1996, the time-based vesting period of option grants was five years, but the Board of Directors changed such vesting schedule to four years to facilitate the recruitment and retention of key employees. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are generally made at 100% of fair market value on the date of grant. The 1989 Plan has been amended to limit the number of shares that can be granted to any person to 500,000 shares in any calendar year to ensure that any income recognized in connection with the exercise of options under the 1989 Plan would qualify as "performance-based compensation" under Section 162(m) of the Code.

         The Board of Directors has agreed at the request of the Wisconsin Board not to reprice any options without prior stockholder approval until December 1998. As set forth in Proposal 3, the Company is seeking stockholder approval of an option exchange program at the Annual Meeting. The Wisconsin Board has advised the Company that it intends to vote in favor of Proposal 3.

         The Committee believes that providing management a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interests of stockholders and management. The size of option grants to an individual is primarily determined by such individual's position within management of the Company, as well as competitive practices at biotechnology companies of comparable size. The Committee also considered the size of grants to individuals in previous years and internal relativity.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limitation for preexisting compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to Named Executive Officers will be designed to qualify as performance-based compensation.

         In each of fiscal 1997, 1996 and 1995 a pool of grants to a defined management group was approved. Individual awards were based on an evaluation of previous awards, vested status and retention goals.

CEO COMPENSATION

         The total compensation program for Mr. Virgil Thompson, Chief Executive Officer of the Company, is largely based on the same components as for other senior executives. Each year the Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers.

         In December 1996, the Committee reviewed the achievement of objectives for 1996, and, based on continued progress in the Company's scientific programs and Mr. Thompson's significant efforts in planning and implementing strategic and financial initiatives, the Committee approved a base salary for Mr. Thompson of $315,000 for 1997, an increase of 5% over Mr. Thompson's 1996 base salary. In addition, based on such factors,


                                      28.

the Board of Directors also granted Mr. Thompson an option to purchase 200,000 shares of the Company's Common Stock under the 1989 Plan at an exercise price of $4.00 per share. The fair market value on the date of grant of such option was $3.44 per share.

         In February 1998, the Committee reviewed the achievement of objectives for 1997, and, based on the Company's performance in 1997 and Mr. Thompson's significant efforts in planning and implementing strategic and financial initiatives, the Committee approved a base salary for Mr. Thompson of $326,000 for 1998, an increase of 3.5% over Mr. Thompson's 1997 base salary. In addition, based on such factors, the Board of Directors also granted Mr. Thompson an option to purchase 200,000 shares of the Company's Common Stock under the 1989 Plan at an exercise price of $1.594, the fair market value on the date of grant.

         From the members of the Compensation Committee of Cytel:

                  Howard E. Greene, Jr.

                  David L. Anderson

                  David L. Mahoney


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Greene, a member of the Compensation Committee, is Chairman of the Board of the Company.


                                      29.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

         The following chart shows total shareholder return of the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (US Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index")(2) and for the Company as of the end of each year since December 31, 1992.

             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT(3)

                                       12/92     12/93      12/94      12/95       12/96      12/97
                                       -----     -----      -----      -----       -----      -----
Cytel Corporation ..................    100        51         35         65          37         16
Nasdaq Stock Market - US ...........    100        51         67        123         123        127
Nasdaq Pharmaceutical ..............    100       115        134        159         195        240

(1) This Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

(2) The Nasdaq Pharmaceutical Index is made up of all companies with the Standard Industrial Classification (SIC) code 283 (category description "Drugs"). Information regarding the companies comprising this index is available upon written request to Secretary, Cytel Corporation, 3525 John Hopkins Court, San Diego, California 92121.

(3) The total return on investment (including investment of dividends) assumes $100 invested on December 31, 1992 in each of Cytel's Common Stock (at the then-market price of $9.38 per share), the Nasdaq CRSP Total Return Index for the Nasdaq Stock (U.S. Companies) Index and the NASDAQ CRSP Pharmaceutical Index.


                                      30.

                              CERTAIN TRANSACTIONS

         The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its By-laws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

         In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into certain additional transactions with its directors and officers, as described under the captions "Executive Compensation" and "Employment Agreements."

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq National Market System. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1997 calendar year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


                                      31.

                                  OTHER MATTERS

         The Board of Directors know of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

                                      By Order of the Board of Directors


                                      Edward C. Hall
                                      Vice President, Finance, Chief Financial
                                        Officer and Secretary

[May __, 1998]

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, CYTEL CORPORATION, 3525 JOHN HOPKINS COURT, SAN DIEGO, CA 92121.


                                      32.

                                CYTEL CORPORATION

                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            ADOPTED ON MARCH 18, 1994

                            APPROVED BY STOCKHOLDERS
                                 ON JUNE 17,1994

                 AMENDED ON MARCH 15, 1996, SEPTEMBER 20, 1996,
                       MARCH 21, 1997, AND MARCH 13, 1998



1.      PURPOSE.

        (a) The purpose of the 1994 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Cytel Corporation (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.





                                       1.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

        (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate seven million seven hundred fifty thousand (7,750,000) shares of the Company's common stock less the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding stock awards granted under, the Company's 1989 Stock Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.





                                       2.

4.      ELIGIBILITY.

        (a) Options shall be granted only to Non-Employee Directors of the Company.

5.      NON-DISCRETIONARY GRANTS.

        (a) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase twenty-five thousand (25,000) shares of common stock of the Company on the terms and conditions set forth herein.

        (b) On January 1 of each year, commencing with January 1, 1995, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three (3) months shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

6.      OPTION PROVISIONS.

        Each option shall contain the following terms and conditions:

        (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of all such service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or six (6) months following the date of the optionee's death.





                                       3.

In any and all circumstances, an option may be exercised following termination of the optionee's service as a director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable on the date of termination of all such service under the provisions of subparagraph 6(e).

        (b) Subject to subparagraph 4(b), the exercise price of each option shall be one hundred percent 100% of the fair market value of the stock subject to such option on the date such option is granted.

        (c) The exercise price of stock acquired pursuant to each option shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time of exercise; or (ii) by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or (iii) by a combination of such methods of payment.

        Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

        (d) Except as otherwise expressly provided in an optionholder's option agreement, an option shall not be transferable except by will or by the laws of descent





                                       4.

and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

        (e) The option shall become exercisable in installments over a period of four (4) years from the date of grant on a daily basis at the rate of twenty-five percent (25%) per year of the total number of shares subject to the option; provided that prior to the first anniversary of the date of commencement of the optionee's service as a Non-Employee Director, the option shall not be exercisable for any number of shares; and provided further that the optionee has, during the entire period prior to such vesting date, continuously served as a director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

        (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration





                                       5.

statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

        (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.      COVENANTS OF THE COMPANY.

        (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be





                                       6.

relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

       (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the By-laws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

        (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.





                                       7.

        (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

        (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.





                                       8.

        (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the time during which options outstanding under the Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

11.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan, provided, however, that the Board shall not amend the plan more than once every six months, with respect to the provisions of the plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares which may be issued under the Plan;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or





                                       9.

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

        (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 17, 2004. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

        (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.     EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

        (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

        (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.





                                      10.

                                CYTEL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                            Adopted October 12, 1991
                             Amended March 27, 1995
                             Amended March 13, 1998

1.      PURPOSE.

        (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Cytel Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.     ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

            (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.





                                       1.

            (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv) To amend the Plan as provided in paragraph 13.

            (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of the Company's $.01 par value common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.      GRANT OF RIGHTS; OFFERING.

        The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.      ELIGIBILITY.




                                       2.

        (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

        (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

            (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

            (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

        (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

        (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at





                                       3.

the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

        (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.      RIGHTS; PURCHASE PRICE.

        (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

            (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

            (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

7.      PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company),





                                       4.

overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

        (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest. In the event that an employee is permitted or otherwise entitled to take a military, sick leave, or other bona fide leave of absence, for purposes of this Plan the employee will be deemed to have terminated employment with the Company or any designated Affiliate on the 91st day of such leave, unless the employee's right to reemployment upon the expiration of such leave is guaranteed either by statute or contract.

        (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

        (e) A participant's right to receive stock under the Plan may be conditioned upon the participant making arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld as a result of the disposition of such stock by the participant is made available to the Company for timely payment of such tax.

8.      EXERCISE.





                                       5.

        (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

        (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.      COVENANTS OF THE COMPANY.

        (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.     USE OF PROCEEDS FROM STOCK.





                                       6.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.


        11.
























                                       7.

12.     RIGHTS AS A STOCKHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

13.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

        (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

14.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares reserved for rights under the Plan;

            (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.





                                       8.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

15.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 1, 2001. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

16.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.














                                       9.

                                CYTEL CORPORATION

                                 1989 STOCK PLAN

                    As Amended and Restated October 11, 1991
                          and Amended December 4, 1992,
                 March 19, 1993, March 18, 1994, March 15, 1996,
                      September 20, 1996 and March 13, 1998


1.      PURPOSE.

        (a) The purpose of the Plan is to provide a means by which selected employees and directors of and advisors and consultants to Cytel Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock bonuses, and (iv) rights to purchase stock, all as defined below.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as advisors, consultants or directors to the Company and its Affiliates, to secure and retain the services of new employees/persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the rights issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as Incentive Stock Options ("Nonstatutory Stock Options") (together hereinafter referred to as "Options"), or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to paragraph 6 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of Option. An Option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).





                                       1.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

            (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan as provided in paragraph 12.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be non-employee directors and may also be, in the discretion of the Board, outside directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (d) The term "non-employee director," as used in this Plan, shall mean a director who either (A) is not a current employee or officer (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K ("Regulation S-K") promulgated pursuant to the Securities Act of 1933 (the "Securities Act")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (B) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.





                                       2.

            (i) The term "outside director," as used in this Plan shall mean a director who either (A) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a director, or (B) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (e) Any requirement that an administrator of the Plan be a "non-employee director" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

        (f) Notwithstanding anything in this Section 2 to the contrary, the Board or Committee may delegate to a committee of one or more members of the Board the authority to grant options to persons not subject to the requirements of Section 16 of the Exchange Act.

3.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate seven million seven hundred fifty thousand (7,750,000) shares of the Company's common stock less the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under, the Company's 1994 Non-Employee Directors' Stock Option Plan. If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Stock Award shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Nonstatutory Stock Option.


4.      ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of





                                       3.

the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to employees (including officers) or directors of or advisors or consultants to the Company or its Affiliates.

        (b) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of such Option does not exceed five (5) years from the date of grant.

        (c) In any calendar year, no person shall be eligible to be granted Incentive Stock and Nonstatutory Stock Options under the Plan covering an aggregate number of shares of the Company's common stock greater than three hundred thousand (300,000) shares.

5.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the Option on the date the Option is granted.

        (c) The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

        In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.





                                       4.

        (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion.

        (e) The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subparagraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 5(d), as a condition of exercising any such Option, (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

        (g) An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a advisor, consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the Option may, but need not, provide that it may be exercised at any time within six (6) months following such termination of employment or relationship as an advisor, consultant or director; or (ii) the optionee dies while in the employ of or while serving as an advisor, consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the Option may, but need not, provide that it may be exercised at any time within six (6) months following the death of the optionee by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as an advisor, consultant or director or (B) that it may be exercised more than three (3) months after termination of the relationship





                                       5.

with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as an advisor, consultant or director.

        (h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as an advisor, consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting date of the Option or of any installment or installments specified in the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

        (i) To the extent provided by the terms of an Option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

6.      TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

        Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

        (a) The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

        (b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

        (c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person





                                       6.

to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

        (d) Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

        (e) In the event a person ceases to be an employee of or ceases to serve as an advisor, consultant or director to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

7.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

8.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) The Board or the Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest.

        (b) Neither an optionee nor any person to whom an Option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder





                                       7.

with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.


        (c) Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

        (d) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, advisor, consultant, director or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate (or to continue acting as an advisor, consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, advisor, consultant, director or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as advisor, consultant or director for purposes of paragraphs 5(g) or 6(e) hereof and corresponding provisions of any outstanding Stock Awards, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

10.     CANCELLATION AND RE-GRANT OF OPTIONS.

        (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the repricing of any or all outstanding Options under the Plan and/or (ii) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of common stock, but having an exercise price per share not less than eighty-five percent (85%) of the fair market value (one hundred percent (100%) of the fair market value in the case of an Incentive Stock Option or, in the case of a 10% stockholder (as defined in subparagraph 4(c)), not less than one hundred and ten percent (110%) of the fair market value per share of common stock on the new grant date.

        (b) Shares subject to an option canceled under this Section 10 shall continue to be counted against the maximum award of options permitted to be granted to any person pursuant to subsection 4(c) of the Plan. The repricing of an option under this Section 10, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original option and the grant of a substitute option; in the event of such repricing, both the original and the substituted options shall be counted against the maximum awards of options permitted to be granted to any person pursuant to subsection 4(c) of the Plan. The provisions of this subsection 10(b) shall be applicable only to the extent required by Section 162(m) of the Code.

11.     ADJUSTMENTS UPON CHANGES IN STOCK.





                                       8.

        (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

        (b) In the event of: (i) a dissolution or liquidation of the Company;
(ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then at the discretion of the Board or Committee, and to the extent permitted by applicable law: (A) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan,
(B) such Stock Awards shall continue in full force and effect, or (C) respect to Stock Awards held by persons then performing services as employees of or as advisors, consultants or directors for the Company and its Affiliates, as the case may be, the Company may either (1) arrange to pay a cash settlement for such Stock Awards equal to the difference between the amount to be paid for an equivalent amount of stock pursuant to such corporate transaction and the exercise price under such Stock Award, or (2) accelerate the time during which such Stock Awards become vested or may be exercised and terminate the Stock Awards not exercised prior to such event.

12.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares reserved for Stock Awards under the Plan;

            (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act; or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated





                                       9.

thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2000. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.















                                      10.

                                CYTEL CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 1998


        The undersigned hereby appoints VIRGIL THOMPSON and ROBERT L. ROE, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cytel Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cytel Corporation to be held at 3525 John Hopkins Court, San Diego, California, on Friday, June 12, 1998 at 1:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect nine directors to hold office until the 1999 Annual Meeting of Stockholders.

[ ]   FOR the nominees listed below              [ ]   WITHHOLD AUTHORITY
      (except as marked to the contrary                to vote for the nominees
      below).                                          listed below.

NOMINEES:   Howard E. Greene, Jr., Virgil Thompson, Robert L. Roe, M.D., James
            C. Paulson, Ph.D., David L. Anderson, William T. Comer, Ph.D.,
            Nicole Vitullo, David L. Mahoney and Nancy D. Rasmussen

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:


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                   (Continued and to be signed on other side)

                           (Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, 4 AND 5.

PROPOSAL 2:  To approve the amendment to the Company's Amended and Restated
             Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares.

             [ ]  FOR              [ ]    AGAINST           [ ]     ABSTAIN


PROPOSAL 3:  To approve an option exchange program.

             [ ]  FOR              [ ]    AGAINST           [ ]     ABSTAIN

PROPOSAL 4:  To approve an amendment of the Company's Employee Stock Purchase
             Plan to provide that the aggregate number of shares of Common Stock authorized for issuance will be increased from 500,000 shares to 750,000 shares (an increase of 250,000 shares from 500,000 shares previously authorized under the Employee Stock Purchase Plan).

             [ ]  FOR              [ ]    AGAINST           [ ]     ABSTAIN

PROPOSAL 5:  To approve amendments to the Company's 1989 Stock Option Plan
             (the "1989 Plan") and the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") to provide that the aggregate number of shares of Common Stock authorized for issuance on a combined basis under both the 1989 Plan and the Non-Employee Directors' Plan will be 7,750,000 shares (an increase of 1,350,000 shares from 6,400,000 shares previously authorized under the 1989 Plan and the Non-Employee Directors Plan).

             [ ]  FOR              [ ]    AGAINST           [ ]     ABSTAIN

PROPOSAL 6:  To ratify selection of ERNST & YOUNG LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

             [ ]  FOR              [ ]    AGAINST           [ ]     ABSTAIN

DATED _________________                 ________________________________________

                                        ________________________________________
                                                       SIGNATURE(S)

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.